Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to incorporation by reference in the registration statement (No. 333-53137) on Form S-8 of our report dated June 19, 2007 appearing on the annual report Form 11-K of The Andersons, Inc. Retirement Savings Investment Plan for the year ended December 31, 2006.
/s/ Plante & Moran, PLLC
Toledo, Ohio
June 28, 2007